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                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549

                              ---------------

                                 FORM 8-K
                      Pursuant to Section 13 or 15(d)
                  of the Securities Exchange Act of 1934

                              August 17, 1998
                              Date of Report

                              INSILCO HOLDING CO.
          (Exact name of registrant as specified in its charter)

                              ---------------

          Delaware                                          06-1158291
(State of other jurisdiction       (Commission            (IRS Employer
      of incorporation)             File no.)          Identification No.)

    425 Metro Place North
         Fifth Floor
        Dublin, Ohio                                        43017
(Address of principal executive offices)                  (Zip Code)

                              (614) 792-0468
            Registrant's telephone number, including area code

 ________________________________________________________________________
      (Former name or former address, if changed since last report.)





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Item 5.  Other Events

     Insilco Corporation ("Insilco"), Insilco Holding Co. ("Holdings") and DLJ Merchant Banking Partners II, L.P. ("DLJMB") announced the closing of
(i) the merger (the "Reorganization Merger") of Insilco ReorgSub Company, a wholly owned subsidiary of Holdings with and into Insilco, with Insilco continuing as the surviving corporation and as the wholly owned subsidiary of Holdings and (ii) promptly after the Reorganization Merger, the merger of Silkworm Acquisition Corporation, an affiliate of DLJMB and affiliated funds and entities (the "DLJMB Funds"), with and into Holdings (the "Merger" and together with the Reorganization Merger, the "Mergers").

     As a result of the Mergers, (i) the holders of common stock of Insilco prior to the Mergers now own approximately 10% of the common stock of Holdings and (ii) the DLJMB Funds acquired approximately 69.0%, and 399 Venture Partners, Inc. ("CVC") acquired approximately 19.3%, of the outstanding common stock of Holdings. The Mergers were approved by a majority of Insilco's stockholders at a special meeting held on August 13, 1998.

     The Mergers were financed by (i) approximately $70.2 million of proceeds from the issuance by Silkworm of Units of Senior Discount Notes and Warrants, (ii) $35.0 million of proceeds from the issuance by Holdings to DLJMB and the other DLJMB Funds of 1,400,000 shares of 15% Senior Exchangeable Preferred Stock Due 2010 and 65,603 Warrants, (iii) approximately $55.0 million of proceeds from the issuance by Silkworm of 955,556 shares of common stock to DLJMB and the other DLJMB Funds and 266,666 shares of common stock to CVC, and (iv) approximately $43.1 million of new borrowings under Insilco's existing $200 million credit facility with various lenders and issuing banks.

     The following documents are attached as exhibits: (i) DLJMB's and Insilco's press release issued August 17, 1998; (ii) Holdings certificate of incorporation (as amended pursuant to the Mergers); and
(iii)  Holding's bylaws.

     For purposes of Rule 12g-3(a), Holdings succeeds Insilco by virtue of the Mergers. As a successor issuer for purposes of Rule 12g-3(a), Holdings became subject to the Exchange Act reporting obligations of Insilco on the effective date of the Mergers.

Item 7.  Financial Statements and Exhibits

Exhibit No.    Description
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    3.1        Certificate of Incorporation of Holdings
    3.2        Bylaws of Holdings
   99.1        Press release issued August 17, 1998



                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         INSILCO HOLDING CO.


                                         By: /s/ Kenneth H. Koch
                                            ---------------------------------
                                          Name:  Kenneth H. Koch
                                          Title: Vice President and Secretary

August 18, 1998